UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : February 21, 2007
Grant Prideco, Inc.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-15423 (Commission File No.)	76-0312499 (I.R.S. Employer Identification No.)

400 N. Sam Houston Pkwy. East, Suite 900 (Address of Principal Executive Offices)	77060 (Zip Code)
Registrant’s telephone number, including area code: (281) 878-8000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
     The Board and Compensation Committee of Grant Prideco has approved the following matters relating to director and executive officer compensation:
     2006 Incentive Compensation: the payment of bonuses relating to fiscal 2006 in accordance with the methodology described in the Company’s Current Report on Form 8-K dated February 17, 2006, except that Mr. Boane was paid a bonus equal to 100% of his salary.
     2007 Incentive Compensation: Bonuses for executive officers under the Company’s Incentive Compensation Plan (ICP) for fiscal 2007 (to be paid in 2008) will be determined by the level of achievement of earnings per share objectives approved by the Compensation Committee. Under the ICP, the possible range of bonus for 2007 (to be paid in 2008) expressed as a percentage of annual salary for the Company’s executive officers is as follows: McShane: 0% — 200%; Fitzgerald, Black, Deane, and Breihan: 0-120%; Choyce, Boane and Kneen: 0-100%.
     Executive Long-Term Incentive Grants. The grant of shares of restricted stock to executive officers were authorized. Such shares of restricted stock are eligible for full or partial vesting on the third, fourth and fifth anniversary based upon the Company’s shareholder return versus a peer group of oilfield service companies determined by the Compensation Committee as follows:

Performance	Vesting
< 33 percentile @ 50 percentile @ 75 percentile	0 50% 100%
     Amounts not vested by the fifth anniversary of the date of grant are immediately forfeited. In the event of death or disability or a change of control prior to the fifth anniversary of the date of grant, the number of shares equal to the greater of (1) 50% of the share grant and (2) the number of shares that would vest based upon the percentages above assuming the measurement date for purposes of calculating shareholder return was calculated on the date of such event. Pursuant to these terms, executive officers were granted the following number of restricted shares: Michael McShane: 78,953; Matthew Fitzgerald: 33,837; David Black: 33,837; John Deane: 23,009; Jim Breihan: 20,302; Philip Choyce: 22,671; Greg Boane: 7,625 and Quintin Kneen: 6,767.
     Director Long-Term Compensation. An annual grant of 3,500 shares of restricted stock was made to each non-employee director of the Company. Such grants vest on the one year anniversary of the date of grant, so long as such individual remains a director of the Company on such date. Such grants are subject to accelerated vesting in the event of a change of control of the Company or the death or disability of the director or retirement after age 72.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Prideco, Inc.
Date: February 23, 2007	By:	/s/ Philip A. Choyce
Philip A. Choyce
Vice President and General Counsel